    As filed with the Securities and Exchange Commission on December 11, 2003

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                      WYETH
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Delaware                                    13-2526821
(STATE OR OTHER JURISDICTION OF INCORPORATION OR               (I.R.S.
                ORGANIZATION)                       EMPLOYER IDENTIFICATION NO.)

                               FIVE GIRALDA FARMS
                            MADISON, NEW JERSEY 07940
                                 (973) 660-5000
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             LAWRENCE V. STEIN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                      WYETH
                               FIVE GIRALDA FARMS
                               MADISON, NEW JERSEY
                                 (973) 660-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

Jeffrey S. Sherman, Esq.        Joseph H. Kaufman, Esq.      Francis J. Morison, Esq.
         WYETH              SIMPSON THACHER & BARTLETT LLP     DAVIS POLK & WARDWELL
   FIVE GIRALDA FARMS            425 LEXINGTON AVENUE          450 LEXINGTON AVENUE
MADISON, NEW JERSEY 07940      NEW YORK, NEW YORK 10017      NEW YORK, NEW YORK 10017
    (973) 660-5000                  (212) 455-2000                (212) 450-4000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-108312

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ] ________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE    AGGREGATE PRICE PER   AGGREGATE OFFERING        AMOUNT OF
         TO BE REGISTERED             REGISTERED(1)         UNIT(2)(3)              PRICE          REGISTRATION FEE
 ---------------------------------    -------------    -------------------   ------------------    ----------------
Debt Securities.................       $500,000,000            100%             $500,000,000            $40,450

(1) For debt securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of up to $500,000,000.

(2)   Estimated solely for the purpose of determining the registration fee.

(3)   Excluding accrued interest and accrued amortization of discount, if any.

   INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, FILE NO.
                                   333-108312

      Wyeth (the "Company") hereby incorporates by reference into this registration statement on Form S-3 in its entirety the registration statement on Form S-3 (File No. 333-108312) declared effective on November 24, 2003 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.


                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
5.1             Opinion of Simpson Thacher & Bartlett as to legality of the debt securities.

23.1            Consent of PricewaterhouseCoopers LLP.

23.2            Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).

24.1            Power of Attorney of Wyeth (previously filed).

      After reasonable efforts, the Company has not been able to obtain the written consent of Arthur Andersen LLP, the Company's former independent public accountants, to the incorporation by reference into this registration statement of its report covering the Company's financial statements for the year ended December 31, 2000. The Company has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act of 1933, as amended. Since the Company has not been able to obtain the written consent of Arthur Andersen LLP, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements for the year ended December 31, 2000 audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madison, state of New Jersey, on December 11, 2003.

                                       WYETH

                                       By:   /s/ Kenneth Martin
                                             -----------------------------------
                                             Name:  Kenneth Martin
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dated indicated.

                  Signatures                               Title                          Date
                  ----------                               -----                          ----
Principal Executive Officer:

              /s/ Robert Essner*                Chairman of the Board,              December 11, 2003
--------------------------------------------    President and Chief
                Robert Essner                   Executive Officer


Principal Financial Officer:

            /s/ Kenneth J. Martin               Executive Vice President            December 11, 2003
--------------------------------------------    and Chief Financial Officer
              Kenneth J. Martin


Principal Accounting Officer:

              /s/ Paul J. Jones*                Vice President and                  December 11, 2003
--------------------------------------------    Comptroller
                Paul J. Jones


Directors:

       /s/ Clifford L. Alexander, Jr.*          Director                            December 11, 2003
--------------------------------------------
          Clifford L. Alexander, Jr.

                                                Director
--------------------------------------------
            Frank A. Bennack, Jr.

           /s/ Richard L. Carrion*              Director                            December 11, 2003
--------------------------------------------
              Richard L. Carrion

             /s/ John D. Feerick*               Director                            December 11, 2003
--------------------------------------------
               John D. Feerick

            /s/ John P. Mascotte *              Director                            December 11, 2003
--------------------------------------------
               John P. Mascotte

/s/  Mary Lake Polan, M.D., Ph.D., M.P.H*       Director                            December 11, 2003
--------------------------------------------
     Mary Lake Polan, M.D., Ph.D., M.P.H.

           /s/ Ivan G. Seidenberg*              Director                            December 11, 2003
--------------------------------------------
              Ivan G. Seidenberg

            /s/ Walter V. Shipley*              Director                            December 11, 2003
--------------------------------------------
              Walter V. Shipley

           /s/ John R. Torell, III*             Director                            December 11, 2003
--------------------------------------------
             John R. Torell, III


          *By: /s/ Kenneth J. Martin            Executive Vice President            December 11, 2003
--------------------------------------------    and Chief Financial Officer
     Kenneth J. Martin, Attorney-in-Fact


                                      II-2